UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2013

Apollo Investment Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00646	52-2439556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street,

New York, NY 10019

(Address of Principal Executive Offices) (Zip Code)

(212) 515-3450

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

Annual Meeting:

On August 6, 2013, Apollo Investment Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved two proposals. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission (the “SEC”) on June 20, 2013. As of June 12, 2013, the record date, 224,741,351 shares of common stock were eligible to vote.

Proposal 1: The Company’s stockholders elected two Class III directors of the Company, who will each serve for a term of three years, or until his successor is duly elected and qualified, as follows:

Name of Director	FOR	WITHHELD	Broker Non-Vote
Elliot Stein, Jr.	116,679,971	4,243,242	69,137,851
Bradley J. Wechsler	116,662,138	4,261,075	69,137,851

Proposal 2: The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for fiscal year ending March 31, 2014 as follows:

FOR	AGAINST	ABSTAIN	Broker Non-Vote
186,039,628	1,742,238	2,279,198	0 shares

Special Meeting:

On August 6, 2013, the Company held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved one proposal. The proposal is described in detail in the Company’s definitive proxy statement for the Special Meeting as filed with the SEC on June 20, 2013. As of June 12, 2013, the record date, 224,741,351 shares of common stock were eligible to vote.

Proposal: The Company’s stockholders approved a proposal to authorize flexibility for the Company, with the approval of its Board of Directors, to sell shares of its common stock (during the next 12 months) at a price below the Company’s then current net asset value per share, subject to certain limitations (including that the cumulative number of shares sold pursuant to such authority does not exceed 25% of its then outstanding common stock immediately prior to each such sale). The proposal was approved pursuant to the voting results set forth below:

FOR	AGAINST	ABSTAIN
88,955,411	18,365,694	1,630,176

Broker Non-Vote: 0 shares

The vote on the above proposal, adjusted for 35,477,338 Affiliated Shares, was as follows:

FOR	AGAINST	ABSTAIN
110,937,739	31,860,704	1,630,176

Broker Non-Vote 0 shares

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO INVESTMENT CORP.

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt

Title:	Secretary

Date: August 7, 2013